EXHIBIT 99.1

HAMPDEN BANCORP, INC. REPORTS COMPLETION OF SEVENTH STOCK REPURCHASE PROGRAM AND COMMENCEMENT OF EIGHTTH STOCK REPURCHASE PROGRAM

SPRINGFIELD, Mass. September 11, 2014. Hampden Bancorp, Inc. (the “Company”) (NASDAQ - HBNK), which is the holding company for Hampden Bank (the “Bank”), announced today the completion of the Company’s Seventh Stock Repurchase Program (the “Seventh Program”) on September 10, 2014. The Seventh Program was approved by the Company’s Board of Directors on August 7, 2012 and commenced on December 13, 2012. Under the Seventh Program, a total of 289,106 shares, or approximately 5% of the Company’s then outstanding common shares, were purchased at a total cost to the Company of approximately $4.6 million, or an average of $15.74 per share.
With the completion of the Seventh Program, the Company’s previously announced Eighth Stock Repurchase Program (the “Eighth Program”) commenced. The Eighth Program was approved by the Company’s Board of Directors on June 7, 2013 for the repurchase of up to 275,525 shares, or approximately 5% of the Company’s then outstanding common stock. Any repurchases under the Eighth Stock Program will be made through open market purchase transactions from time to time. The amount and exact timing of any repurchases will depend on market conditions and other factors, at the discretion of management of the Company, and it is intended that all purchases under the Eighth Program will be completed within twelve months after its commencement. There is no assurance that the Company will repurchase shares during any period.
ABOUT HAMPDEN BANCORP, INC.
Hampden Bancorp, Inc. (NASDAQ: HBNK) is the holding company of Hampden Bank. Established in 1852, Hampden Bank is a full service community bank serving the families and businesses in and around Hampden County. The Bank has ten office locations in Springfield, Agawam, Longmeadow, West Springfield, Wilbraham, and Indian Orchard. Hampden Bank offers customers the latest in internet banking, including on-line banking and bill payment services.
FORWARD-LOOKING STATEMENTS
Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management. Because these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend” or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may.” The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, increased competitive pressure among financial service companies; changes in local, regional, national and regional economic conditions; changes in interest rates; changes in consumer spending, borrowing and savings habits; legislative and regulatory changes; adverse changes in the capital markets; the inability of key third-party providers to perform their obligations to the Company; changes in relevant accounting principles and guidelines; and the other risks and uncertainties described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as updated by the Company's Quarterly Reports on Form 10-Q and other filings submitted to the SEC, which are available through the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

Contact
Hampden Bancorp, Inc.
Tara G. Corthell, 413-452-5150
Chief Financial Officer and Treasurer
tcorthell@hampdenbank.com